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                                  EXHIBIT 10.1
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                          WELCARE INTERNATIONAL, INC.

                        1994 EMPLOYEE STOCK OPTION PLAN
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                          WELCARE INTERNATIONAL, INC.
             AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I    DEFINITIONS...................................................  1

ARTICLE II   THE PLAN......................................................  3
      2.1    Name..........................................................  3
      2.2    Purpose.......................................................  3
      2.3    Effective Date................................................  3

ARTICLE III  PARTICIPANTS..................................................  3

ARTICLE IV   ADMINISTRATION................................................  3
      4.1    Duties and Powers of the Committee............................  4
      4.2    Interpretation; Rules.........................................  4
      4.3    No Liability..................................................  4
      4.4    Majority Rule.................................................  4
      4.5    Company Assistance............................................  4

ARTICLE V    SHARES OF STOCK SUBJECT TO PLAN...............................  4
      5.1    Limitations...................................................  4
      5.2    Antidilution..................................................  5

ARTICLE VI   OPTIONS.......................................................  6
      6.1    Types of Options Granted......................................  6
      6.2    Option Grant and Agreement....................................  6
      6.3    Exercise Price................................................  6
      6.4    Exercise Period...............................................  6
      6.5    Option Exercise...............................................  7
      6.6    Nontransferability............................................  8
      6.8    Termination of Employment or Service..........................  8
      6.9    Employment Rights.............................................  8
      6.10   Effect of Change in Control...................................  8

ARTICLE VII  STOCK CERTIFICATES............................................  8

ARTICLE VIII TERMINATION AND AMENDMENT.....................................  9
      8.1    Termination and Amendment.....................................  9
      8.2    Effect on Optionee's Rights...................................  9

ARTICLE IX   RELATIONSHIP TO OTHER COMPENSATION PLANS......................  9

ARTICLE X    MISCELLANEOUS................................................. 10
      10.1   Replacement or Amended Grants................................. 10
      10.2   Plan Binding on Successors.................................... 10
      10.3   Singular, Plural, Gender...................................... 10
      10.4   Headings Not Part of Plan..................................... 10
      10.6   Governing Law................................................. 10


                                   i
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                           WELCARE INTERNATIONAL, INC.
                           EMPLOYEE STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

      As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

            "Board" shall mean the Board of Directors of the Company.

            "Change in Control" shall mean if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of this Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of Directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

            "Committee" shall mean a committee of at least two (2) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

            "Company" shall mean WelCare International, Inc., a Georgia corporation.

            "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

            "Disabled Optionee" shall mean an Optionee who suffers a Disability.
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            "Disability" shall mean a physical or mental infirmity which impairs an Optionee's ability to substantially perform his duties with the Company or any Subsidiary for a period of 180 consecutive days, as determined by an independent physician selected by agreement between the Company and the Optionee or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Optionee).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

            "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

            "Fair Market Value" on any date shall mean (i) the closing average sales price of the Stock on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board or the Committee, as the case may be, the price at which recent sales of Stock have been made, the book value of the Stock, and the Company's past, current and future earnings.

            "For Cause" termination shall mean the termination of an Optionee's employment as a result of: (i) any act that constitutes, on the part of the Optionee, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Optionee's position of employment; or (ii) the conviction (from which no appeal may be or is timely taken) of the Optionee of a felony.

            "Incentive Stock Option" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and the regulations promulgated thereunder.

            "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

            "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.


                                       2
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            "Optionee" shall mean a person to whom an Option has been granted hereunder or his permitted assign.

            "Plan" shall mean the WelCare International, Inc. 1994 Employee Stock Option Plan, the terms of which are set forth herein.

            "Purchasable" shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in an applicable Stock Option Agreement.

            "Stock" shall mean the common stock, $.01 par value per share, of the Company subject to applicable provisions of Section 5.2.

            "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof, substantially in the form attached hereto as Exhibit A.

            "Subsidiary" shall mean any corporation in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

                                  ARTICLE II
                                   THE PLAN

      2.1 Name. This Plan shall be known as the "WelCare International, Inc. Amended and Restated 1994 Employee Stock Option Plan."

      2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options is to promote the growth and profitability of the Company and its Subsidiaries by providing the Optionees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company and its Subsidiaries.

      2.3   Effective Date.  The effective date of this Plan is January 1, 1994.

                                   ARTICLE III
                                  PARTICIPANTS

      The class of persons eligible to participate in this Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all employees of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary, but shall not include Directors who are not employees of the Company or a Subsidiary.


                                       3
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                                  ARTICLE IV
                                ADMINISTRATION

      4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of this Plan. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action. Notwithstanding anything to the contrary herein contained, no Incentive Stock Options shall be issued under this Plan.

      4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

      4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Option granted hereunder.

      4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

      4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


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                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

      5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2, the maximum number of shares of Stock that may be issued hereunder shall be two hundred sixteen thousand (216,000) Shares of Stock subject to the Plan may only be issued in non-Incentive Stock Options. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares of Stock covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), may again be optioned under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options hereunder.

      If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

      5.2 Antidilution.

            (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

                  (A) the aggregate number and kind of shares of Stock for which
            Options may be granted hereunder shall be adjusted appropriately by the Committee; and

                  (B) the rights of Optionees (concerning the number of shares of Stock subject to Options and the Exercise Price) under outstanding Options shall be adjusted appropriately by the Committee.

            (b) If the Company is a party to any reorganization in which it does not survive involving merger, consolidation or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

                  (i) notwithstanding other provisions hereof, declare that all
            Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty (30) days after the


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            Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; and/or

                  (ii) notify all Optionees that all Options granted under this
            Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

            (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

            (d) The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                  ARTICLE VI
                                    OPTIONS

      6.1 Types of Options Granted. The Committee may, under this Plan, grant only Options which do not qualify as Incentive Stock Options. Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant. Neither the Company, nor any Subsidiary or any other person warrants or otherwise represents that (i) any Option granted under this Plan shall be considered an Incentive Stock Option for applicable tax purposes, or (ii) favorable or desirable tax treatment or characterization will be applicable in respect of any Option or Stock.

      6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise and exercise price, shall be stated in the Stock Option Agreement.

      6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee.

      6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee; provided, however, that no Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six (6) months from the date such Option is granted, other than in the case of the death or Disability of the Optionee.

      6.5 Option Exercise.

            (a) Unless otherwise provided in the Stock Option Agreement or
Section 6.4 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

            (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.5(c).

            (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a promissory note the principal amount of which shall be equal to at least the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

            (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable. To the extent tax withholding is required at an applicable time with respect to Options or Stock acquired under this Plan by an Optionee, the Company, applicable Subsidiary or other entity upon which such withholding obligation arises shall be entitled to withhold from such Optionee's compensation (derived from this Plan or otherwise) the applicable amount required to be withheld.

            (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

            (f) Notwithstanding anything to the contrary herein or in a Stock Option Agreement, a given Option shall not be exercisable to the extent the exercise thereof would cause the Company to be a reporting company under the Exchange Act.

      6.6 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

      6.8 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

      6.9 Employment Rights. Nothing in this Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

      6.10 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII
                              STOCK CERTIFICATES

      The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

            (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

            (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

            (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

            (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

      Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

      8.1 Termination and Amendment. The Board may at any time terminate this Plan, and may at any time and from time to time and in any respect amend this Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve (12) months of the date that the Board amends the Plan) may not amend this Plan to:

            (a) materially increase the number of shares of Stock subject to this Plan;

            (b) materially change the class of persons that may participate in this Plan; or

            (c) otherwise materially increase the benefits accruing to participants under this Plan.

      8.2 Effect on Optionee's Rights. No termination, amendment or modification of this Plan shall adversely affect an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

                                   ARTICLE IX
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

      The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                   ARTICLE X
                                 MISCELLANEOUS

      10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution thereof. However, no modification of an Option shall adversely affect an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

      10.2 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

      10.3 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

      10.4 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

      10.6 Governing Law. This Plan shall be governed by the laws of the State of Georgia, without regard to conflicts of laws principles.

                *          *          *          *          *

                                  EXHIBIT "A"

                                    FORM OF
                            STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of January 1, 1994, by and between WelCare International, Inc., a Georgia corporation ("Optionor"), and _______________ ("Optionee").

      In consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by each party to the other, the parties hereto agree as follows:

                                      1.

                                Grant of Option

      The Optionor hereby grants to Optionee the right and option to purchase from Optionor a total of ________________ (________) shares of the common stock, $.01 par value per share (the "Common Stock"), of the Optionor (the "Option"). The number of shares which may be purchased hereunder shall be subject to adjustment pursuant to Section 6 hereof.

                                      2.

                                Purchase Price

      Upon exercise of this Option, the purchase price per share to be paid by the Optionee (the "Option Price") for the shares of Common Stock shall be Six Dollars ($6.00). The aggregate purchase price of the shares subject to this Agreement shall be the product obtained by multiplying the number of shares subject to this Agreement by the Option Price. The Option Price shall be subject to adjustment pursuant to Section 6 hereof.

                                      3.

                          Method of Exercising Option

      (a) This Option may be exercised, in whole or in part, from time to time, at any time during the five-year period beginning on ___________ (the fifth anniversary of the date of Optionee's commencement of employment with Optionor) (the "Option Period").

      (b) This Option may be exercised from time to time by the Optionee during the Option Period by delivering a written notice signed by the Optionee (substantially in the form of Attachment "A" attached hereto with appropriate insertions), to the Optionor, specifying the number of shares for which an exercise is being made. Such notice shall be accompanied by a check of the Optionee or, in the case of an exercise pursuant to Section 3(d) hereof, a check and a promissory note (the "Note") (substantially in the form attached hereto as Attachment "B") for the aggregate purchase price of such shares and shall be accompanied by an appropriate representation and warranty to the effect set forth in Section 5(a) hereof.

      (c) Notwithstanding the provisions of Section 3(a) above, after the death of the Optionee, this Option shall become fully vested and immediately exercisable for a period of six (6) months following the death of the Optionee, by the Optionee's personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. Any such exercise shall be made in the manner specified in the immediately preceding subsection.

      (d) Optionor may, upon the determination of the Board of Directors of Optionor, require that this Option be exercised, from time to time during the term of this Agreement. Notwithstanding the provisions of Section 3(a) above, in the event Optionor requires the exercise of the Option pursuant to this subsection (d), this Option shall become fully vested and immediately exercisable and Optionor shall provide partial financing to Optionee to exercise the Option in full and Optionee shall be entitled to deliver the Note to Optionor in payment of up to seventy-five percent (75%) of the Option Price.

      (e) Optionee shall exercise any exercisable portion of this Option as of the effective date of any significant corporate event, including, without limitation, the merger, reorganization, business combination, or sale of substantially all of the assets of Optionor, or a public offering of Common Stock for cash which is offered and sold in a registered transaction on a firm commitment underwritten basis. Notwithstanding the provisions of Section 3(a) above, this Option shall become fully vested and immediately exercisable in full as of the effective date of any merger or business combination, the result of which Optionor is not the surviving entity.

      (f) Promptly upon receipt of notice from and check or the Note, as provided in Section 3(d) above, of the Optionee (or his representative), and provided that Optionor is satisfied that all conditions precedent to this exercise of the Option have been met, Optionor shall issue a certificate in the name of the Optionee (or his representative) for the number of shares of Common Stock for which the exercise was made.

                                      4.

                         Non-Transferability of Option

      This Option shall not be sold, assigned, transferred, pledged or hypothecated in any way by Optionee without the prior written consent of Optionor and shall not be subject to execution, attachment or any similar process; provided, however, that this Option may be transferred without the consent of Optionor by gift to any immediate family member of Optionee or any trust of which Optionee or any immediate family member is beneficiary (each, a "Permitted Transfer"). For the purposes of this Agreement, immediate family members shall include Optionee's spouse, children and parents. Upon a Permitted Transfer, the transferee shall become the Optionee for the purposes of this Option.

                                      5.

                     Investment Representation of Optionee

      (a) Optionee agrees that the exercise of this Option and the delivery of the shares of Common Stock in accordance herewith shall be contingent upon the Optionor being furnished by Optionee a representation and warranty that the Optionee is acquiring the shares purchased pursuant to this Option for investment for the Optionee's account and not with a view toward distribution.

      (b) THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
(13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973" AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

      This Option has been issued or sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, and has not been registered thereunder. This Option may not be transferred except for a Permitted Transfer, nor will any assignee or endorsee hereof be recognized as an owner hereof by the Optionor for any purpose, except in transactions registered under the Securities Act of 1933, as amended, or which are established to the satisfaction of the Optionor to be exempt from registration thereunder.

      (c) The Optionee understands and agrees that the certificate or certificates representing any shares acquired hereunder may bear an appropriate legend relating to registration and resale under federal and Georgia securities laws.

      (d) The Optionee shall not have any rights of a shareholder of Optionor with respect to the shares which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his name has been entered as a shareholder on the stock transfer records of the Optionor.

                                      6.

                                  Adjustments

      In the event that the outstanding shares of the Common Stock are changed into or changed for a different number or kind of shares or other securities of the Optionor or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend, the rights under this Agreement (both as to the number and type of shares obtainable upon exercise of the Option and the Option Price) shall be adjusted appropriately; provided, however, that no such adjustment shall reduce the Option Price below the par value of shares issued. The manner of application of the foregoing adjustments shall be determined solely by the Board of Directors of the Optionor, and any such adjustment may provide for the elimination of fractional interests. The adjustments required under this Section 6 shall apply to any successor or successors of the Optionor and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                      7.

                                    Notices

      Any notice, request, document or other communication pertaining to this Agreement shall be deemed to be sufficiently given upon personal delivery to the other party or upon depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

            Optionor:         WelCare International, Inc.
                              7000 Central Parkway
                              Suite 970
                              Atlanta, Georgia  30328
                              Attention: J. Stephen Eaton, President

            Optionee:         _______________________________
                              _______________________________
                              _______________________________
                              _______________________________

                                      8.

                                 Miscellaneous

      This Agreement shall be governed by, and enforced and construed in accordance with, the laws of the State of Georgia. This Agreement contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof. No revision, modification or change of this Agreement whatsoever shall be claimed or become valid unless the same is in writing and executed by Optionor, or its assignee, and by Optionee.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          OPTIONOR:

                                          WELCARE INTERNATIONAL, INC.
ATTEST:

____________________________              By: _______________________________
Lisa A. Bennett                                J. Stephen Eaton
Secretary                                      President

      [CORPORATE SEAL]

                                          OPTIONEE:



                                          ______________________________________

                                 ATTACHMENT "A"

                                     FORM OF
                               NOTICE OF EXERCISE

      The undersigned hereby notifies WelCare International, Inc. (the "Company") of his election to exercise his stock option to purchase ___________________ (________) shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated as of _________________. Accompanying this Notice is a check or, in the case of an exercise pursuant to Section 3(d) of the Agreement, a check in the amount of $___________ and a promissory note substantially in the form attached to the Agreement as Attachment "B" in the amount of $________ payable to the Company, such amount being equal to the purchase price per share set forth in Section 2 of the Agreement (subject to adjustment pursuant to Section 6 of the Agreement) multiplied by the number of shares set forth above.

      The undersigned hereby represents that he is purchasing the Shares for purposes of investment for his own account, and without any present intention to resell or dispose of said shares or otherwise to participate directly or indirectly in a distribution thereof, and hereby agrees that all certificates representing the Shares may bear a restrictive legend to this effect.

      The undersigned is a resident of the State of Georgia.


DATE:____________________     ______________________________________

                                ATTACHMENT "B"

                                   FORM OF
                               PROMISSORY NOTE

$_______________                                              Atlanta, Georgia

      FOR VALUE RECEIVED, _________________________, an individual resident of Georgia ("Maker"), hereby promises to pay to the order of WELCARE INTERNATIONAL, INC., a Georgia corporation (together with its successors and assigns, "Holder"), in accordance with the terms of this Note, at the offices of Holder at 7000 Central Parkway, Suite 970, Atlanta, Georgia 30328, or such other place as Holder may designate in writing from time to time, the principal sum of _________________________ AND ___/100 DOLLARS ($_____________), in legal tender of the United States, together with interest thereon at the Prime Rate, as determined on the date of this Note, plus one percent (1%) per annum; the principal and interest due under this Note shall be due and payable in three equal consecutive annual installments, on the first, second and third anniversary of the date hereof. Prime Rate shall mean the per annum interest rate publicly announced by [Holder's bank] (or its successors or assigns or survivor by merger or consolidation) from time to time as its prime rate for U.S. Dollar loans.

      If default be made in the payment of principal or interest when due (and after the running of a fifteen (15) day cure period) under this Note, which such occurrence and continuance shall constitute an "Event of Default" hereunder, in addition to all other remedies at law or in equity, at the option of Holder (i) the outstanding principal balance of this Note and all accrued and unpaid interest thereon and all other amounts payable by Maker to Holder may be declared immediately due and payable, and (ii) all such amounts declared immediately due and payable shall bear interest at the Default Rate until paid. Such acceleration of this Note and imposition of the Default Rate shall be effective upon Holder's notice thereof to Maker. If any payment of principal or interest due hereunder is not made within fifteen (15) days of the due date of such payment, interest shall accrue on any such amounts at the default rate of interest, which shall be twelve percent (12%) per annum (the "Default Rate").

      Maker may prepay without penalty all or any part of the outstanding principal balance of this Note at any time or from time to time upon five (5) days' written notice to Holder; provided any such prepayment includes accrued interest. Any partial payments shall be credited in reverse order of maturity.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

      If Maker shall file a voluntary petition in bankruptcy, be adjudicated as a bankrupt or insolvent, file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for Maker under any federal, state or other statute relating to bankruptcy, insolvency or other similar relief for debtors, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Maker or of all or any substantial part of the assets of Maker, or shall make a general assignment for the benefit of creditors, or shall admit in writing the inability to pay its debts generally as they become due, and Maker shall fail to negate the effect of any such action or proceeding not initiated by Maker (whether by dismissal of proceedings, discharge of trustee or receiver or otherwise) within sixty (60) days from and after the occurrence thereof, then Holder, at its option, shall be entitled to accelerate any and all of the indebtedness evidenced by this Note and the indebtedness shall become immediately due and payable, and to cumulatively exercise all other rights and privileges provided by law.

      Time is of the essence with respect to this Note, and except as otherwise provided herein, demand, protest, notice of demand and non-payment and all other notices whatsoever, are hereby waived by Maker.

      This Note may be transferred or assigned by Holder with prior notice to Maker.

      All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be given as provided in the Stock Option Agreement.

      If Holder initiates legal proceedings to secure payment of either principal or interest on this Note, Maker shall pay Holder's costs and expenses of such proceedings (including, without limitation, reasonable attorneys' fees actually incurred and court costs).

      WITNESS my hand and seal, as of this ___ day of _____________, 199__.





                                          ______________________________


                                       B-2